Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Green Mountain Coffee Roasters, Inc. (the “Company”) on Form 10-K for the period ending September 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence J. Blanford, as the President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 12, 2007

/s/ Lawrence J. Blanford

Lawrence J. Blanford*

President and Chief Executive Officer

* A signed original of this written statement required by Section 906 has been provided to Green Mountain Coffee Roasters, Inc. and will be retained by Green Mountain Coffee Roasters, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.